Exhibit 10.3

Trane Technologies plc
Incentive Stock Plan of 2018

Global Performance Stock Unit Award Agreement
For the 2021 – 2023 Performance Period
Dated as of [GRANT DATE] (“Grant Date”)

Trane Technologies plc (the “Company”) hereby grants to [insert name] (“Participant”) a performance stock unit award (the “PSUs”) pursuant to and subject to the terms and conditions set forth in the Company’s Incentive Stock Plan of 2018 (the “Plan”), including the terms and conditions set forth in Section 9(a) of the Plan, and the terms and conditions set forth in this Performance Stock Unit Award Agreement, including Appendices A and B (the Performance Stock Unit Award Agreement, Appendix A, and Appendix B are referred to, collectively, as the “Award Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same meanings in this Award Agreement.
Each PSU that vests pursuant to the terms of this Award Agreement shall provide Participant with the right to receive one ordinary share of the Company (the “Share”) on the issuance date described in Section 3(h) below. The number of Shares subject to the PSUs, the performance and service vesting conditions applicable to such Shares, the date on which vested Shares shall become issuable and any further terms and conditions governing the PSUs shall be as set forth in this Award Agreement, including any country-specific terms set forth in the attached Appendix B.
1.Number of Shares. The number of Shares subject to the PSUs at target performance level is [insert number of Shares subject to PSUs at target]. The maximum number of Shares subject to the PSUs is [insert maximum number of Shares subject to PSUs] Shares, provided, however, that the actual number of Shares that become issuable pursuant to the PSUs shall be determined in accordance with the fulfillment of certain performance conditions set forth in the attached Appendix A and the additional vesting requirements set forth in Section 3 below.
2.Performance Period. The performance period applicable to the PSUs is January 1, 2021 to December 31, 2023 (the “Performance Period”).
3.Vesting and Issuance of Shares; Dividend Equivalents. Participant’s right to receive Shares subject to the PSUs shall vest in accordance with the performance vesting conditions set forth in the attached Appendix A and subject to the following additional vesting requirements:
a.Participant shall be entitled to receive an amount equal to any cash dividend paid by the Company upon one Share for each PSU held by Participant when such dividend is paid (“Dividend Equivalent”), provided that (i) Participant shall have no right to receive the Dividend Equivalents unless and until the associated PSUs vest, (ii) Dividend Equivalents shall not accrue interest and (iii) Dividend Equivalents shall be paid in cash at the time that the associated PSUs vest.
b.If Participant’s employment terminates involuntarily by reason of (i) a group termination (including, but not limited to, terminations resulting from sale of a business or division, outsourcing of an entire function, reduction in workforce or closing of a facility) (a “Group Termination Event”) or (ii) job elimination, substantial change in the nature of Participant’s position or job relocation, then a pro-rated number of Shares, determined in accordance with Section 3(g) below, shall vest on the Determination Date

(as defined in Section 3(h)) based on the fulfillment of the performance vesting conditions as measured at the end of the Performance Period and determined by the Committee as provided in Section 3(h) below. All other PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents. In the event Participant’s employer ceases to be an Affiliate (as defined in the Plan) as a result of a Major Restructuring, this will not constitute a Group Termination Event.
c.     If Participant’s employment terminates by reason of death or Disability, then a pro-rated number of Shares, determined in accordance with Section 3(g) below, shall vest on the date of such termination of employment based on fulfillment of the performance vesting conditions at target level of performance; provided, however, that if such termination occurs during the final calendar quarter of the Performance Period, then a pro-rated number of Shares determined in accordance with Section 3(g) below, shall vest on the Determination Date based on the fulfillment of the performance vesting conditions as determined by the Committee as provided in Section 3(h) below. All other PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents.
d.     If Participant’s employment terminates after attainment of age 55 with at least 5 years of service with the Company and any Affiliate (“Retirement”), then a pro-rated number of Shares, determined in accordance with Section 3(g) below, shall vest on the Determination Date based on the fulfillment of the performance vesting conditions as measured at the end of the Performance Period and determined by the Committee in Section 3(h) below; provided however, that in the event a Participant terminates pursuant to this Section 3(d) and commences full-time employment with another employer (other than with a not-for-profit organization) following this Retirement but on or before the Determination Date (to the extent determined in the sole discretion of the Company), all unvested PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents. For the avoidance of any doubt, the provisions contained in Sections 3(b), (c) and (e) shall prevail over the provisions contained in this Section 3(d) without regard to whether a Participant meets the eligibility requirements of a Retirement as of the date of Participant’s employment termination. Furthermore, for the avoidance of doubt, service with the Company or any of its Affiliates while the Company was known by the name Ingersoll-Rand plc shall be deemed service with the Company and its Affiliates for purposes of this Section 3(d).
e.     If Participant’s employment terminates due to an Involuntary Loss of Job that occurs between the Grant Date and the first anniversary of completion of a Major Restructuring, then a pro-rated number of Shares, determined in accordance with Section 3(g) below, shall vest on the Determination Date based on the fulfillment of the performance vesting conditions as measured at the end of the Performance Period and determined by the Committee in Section 3(h) below. All other PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents.
f.      If Participant’s employment is terminated (i) for any reason or in any circumstances other than those specified in Sections 3(b), (c), (d) and (e) above or (ii) for cause in any circumstances (including a termination for cause in circumstances where Section 3(d) would otherwise apply), all PSUs and any associated Dividend Equivalents shall be forfeited as of the date of termination of active employment and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents. For purposes of this Section 3(f), “cause” shall mean (x) any action by Participant involving willful malfeasance or willful gross misconduct having a demonstrable adverse effect on the Company or an Affiliate; (y) Participant being convicted of a felony under the laws of the United States or any state or district (or the equivalent in any foreign jurisdiction); or (z) any material violation of the Company’s code of conduct, as in effect from time to time.
g.     If Participant’s employment has terminated prior to the end of the Performance Period under circumstances described in Sections 3(b), (c), (d), or (e) above, then the number of Shares subject to PSUs set forth in Section 1 shall be pro-rated by (i) multiplying by the number of days during the Performance Period Participant was actively employed by the Company or an Affiliate beginning on Participant’s Commencement Date, and (ii) dividing by the number of days beginning on Participant’s Commencement Date and ending on the last day of the Performance Period.
h.     (i) On a date as soon as practicable following the end of the Performance Period, the Committee shall determine the extent to which the performance vesting conditions set forth in Appendix A have been met (the “Determination Date”). As soon as practicable after the Determination Date (and, in any case, on a date during the calendar year following the calendar year that contains the last day of the Performance Period, the Company shall cause to be issued to Participant Shares with respect to any PSUs that became vested on the Determination Date, provided that Participant was employed by the Company or an Affiliate on such date (unless otherwise provided in Sections 3(b), (c), (d) or (e) above). Notwithstanding the foregoing, the Committee has the sole discretion to make adjustments to the award amount determined pursuant to Appendix A, including an adjustment such that no Shares are issued to Participant, regardless of the fulfillment of the performance vesting conditions set forth in Appendix A.
    (ii) In the case where Section 3(c) applies and such termination occurs prior to the final calendar quarter of the Performance Period, then as soon as practicable following Participant’s termination of employment due to death or Disability (but in any event within thirty (30) days of the Participant’s termination), the Company shall cause to be issued to Participant (or to Participant’s estate or the person(s) who acquired the right to the Shares under applicable law) Shares with respect to any PSUs that became vested as provided in Section 3(c); provided, however, that if the Shares are distributable at a time or times by reference to a Participant’s separation from service (within the meaning of Section 409A(a)(2)(A)(i) of the Code) and Participant on the date of Participant’s separation from service is both subject to U.S. federal income taxation and a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any Shares that would otherwise be issuable during the 6-month period commencing on Participant’s separation from service will be issued on the first day which immediately follows the last day of the 6-month period that commences on Participant’s separation from service (or, if Participant dies during such period, within 30 days after Participant’s death).
    (iii) All Shares issued pursuant to this Section 3(h) shall be fully paid and non-assessable. Participant will not have any of the rights or privileges of a shareholder of the Company in respect of any Shares subject to the PSUs unless and until such Shares have been issued to Participant.

4.     Definitions.
a.Cause, for purposes of Section 4(d) below, shall mean (i) any action by Participant involving willful malfeasance or willful gross misconduct having a demonstrable adverse effect on the Company or an Affiliate; (ii) substantial failure or refusal by Participant to perform his or her employment duties, which failure or refusal continues for a period of 10 days following delivery of written notice of such failure or refusal to Participant by the Company or an Affiliate; (iii) Participant being convicted of a felony under the laws of the United States or any state or district (or the equivalent in any foreign jurisdiction); or (iv) any material violation of the Company’s code of conduct, as in effect from time to time.

b.     Commencement Date shall mean the later of (i) the first day of the Performance Period or (ii) the date on which Participant commences employment with the Company or an Affiliate.
c.     Good Reason shall mean (i) a substantial diminution in Participant’s job responsibilities or a material adverse change in Participant’s title or status (however, performing the same job for a smaller organization following a Major Restructuring shall not constitute Good Reason); (ii) a reduction of Participant’s base salary or target bonus (however, a reduction of Participant’s base salary or target bonus shall not constitute Good Reason if there is a broad-based reduction in the base salary or target bonus applicable to employees in the Company or an Affiliate) or the failure to pay Participant’s base salary or bonus when due or the failure to maintain on behalf of Participant (and his or her dependents) benefits which are at least comparable in the aggregate to those in effect prior to the completion of the Major Restructuring; or (iii) the relocation of the principal place of Participant’s employment by more than 35 miles from Participant’s principal place of employment immediately prior to the completion of the Major Restructuring; however, any of the events described in clauses (i)-(iii) above shall constitute Good Reason only if the Company (or an Affiliate, if applicable) fails to cure such event within 30 days after receipt from Participant of written notice of the event which constitutes Good Reason; and such Participant shall cease to have a right to terminate due to Good Reason on the 90th day following the later of the occurrence of the event or Participant’s knowledge thereof, unless Participant has given the Company written notice thereof prior to such date.
d.     Involuntary Loss of Job shall mean, with respect to any Participant, the termination of such Participant’s employment with the Company or an Affiliate (i) by the Company or an Affiliate without Cause, or (ii) by Participant with Good Reason, unless, with respect to both (i) and (ii), the Company can reasonably demonstrate that such occurrence is not substantially related to, or as a result of, a Major Restructuring. In no event shall Participant’s employer ceasing to be an Affiliate (as defined in the Plan) as a result of a Major Restructuring, on its own, constitute an Involuntary Loss of Job.
e.     Major Restructuring shall mean a reorganization, recapitalization, extraordinary stock dividend, merger, sale, spin-off or other similar transaction or series of transactions, which individually or in the aggregate, has the effect of resulting in the elimination of all, or the majority of, any one or more of the Company’s business segments, so long as such transaction or transactions do not constitute a Change in Control.
f.     For purposes of this Award Agreement, the term “Affiliate” shall include any entity that was an Affiliate as of the Grant Date if such entity has ceased to be an Affiliate as a result of a Major Restructuring unless otherwise specified herein.
5.     Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSUs; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. To satisfy any withholding obligations of the Company and/or the Employer with respect to Tax-Related Items (other than U.S. Federal Insurance Contribution Act taxes or other Tax-Related Items which become payable in a year prior to the year in which the Shares are issued pursuant to the PSUs), the Company will withhold Shares otherwise issuable upon vesting of the PSUs. Alternatively, or in addition, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their obligations, if any, with regard to all Tax-Related Items by one or a combination of the following; (a) withholding from Participant’s wages or other cash compensation payable to Participant by the Company or the Employer, (b) withholding from proceeds of the sale of Shares acquired upon vesting of the PSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent), (c) requiring Participant to tender a cash payment to the Company or an Affiliate in the amount of the Tax-Related Items and/or (d) any other method of withholding determined by the Company to be permitted under the Plan and, to the extent required by applicable law or under the Plan, approved by the Committee; provided, however, that if Participant is a Section 16 officer of the Company under the Act, the withholding methods described in this Section 5 (a) through (d) will only be used if the Committee (as constituted to satisfy Rule 16b-3 of the Exchange Act) determines, in advance of the applicable withholding event, that one of such withholding methods will be used in lieu of withholding Shares.
The Company may withhold for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent amount in Shares), from the Company or the Employer; otherwise, Participant may seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
6.    Recoupment Provision. In the event that Participant commits fraud or engages in intentional misconduct that results in a need for the Company to restate its financial statements, then the Committee may direct the Company to (i) cancel any outstanding portion of the PSUs and (ii) recover all or a portion of the financial gain realized by Participant through the PSUs. Participant shall also be subject to the provisions of Section 19 of the Plan regarding recoupment of compensation payable under the PSUs.
7.     Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means or to request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
8.    Choice of Law and Venue. The PSU grant and the provisions of this Award Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to such state’s conflict of laws or provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of North Carolina and agree that such litigation shall be conducted in the courts of Mecklenburg County, North Carolina, or the federal courts for the United States for the Western District of North Carolina, where this grant is made and/or to be performed.

9.    Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
10.    Appendix B. Notwithstanding any provisions in this Award Agreement, the PSUs and the Shares subject to the PSUs shall be subject to any special terms and conditions for Participant’s country set forth in the attached Appendix B. Moreover, if Participant relocates to one of the countries included in Appendix B, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix B constitutes part of this Award Agreement.
11.     Imposition of Other Requirements. This grant is subject to, and limited by, all applicable laws and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Participant agrees that the Company shall have unilateral authority to amend the Plan and this Award Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of Shares. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the PSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
12.     Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other participant in the Plan.
13.     Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and, if different, Participant’s country of residence, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., PSUs) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant is responsible for ensuring his or her compliance any applicable restrictions and should speak to his or her personal legal advisor on this matter.
14.     Foreign Asset/Account Reporting; Exchange Controls. Participant acknowledges that, depending on his or her country, Participant may be subject to foreign asset and/or account reporting requirements and/or exchange controls as a result of the vesting and settlement of the PSUs, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. For example, Participant may be required to report such assets, accounts, account balances and values and/or related transactions to the tax or other authorities in his or her country. Participant may also be required to repatriate sale proceeds or other funds received pursuant to the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. Participant is responsible for ensuring compliance with any applicable requirements and should speak to his or her personal legal advisor regarding these requirements.
15.     Acknowledgement & Acceptance within 120 Days. This grant is subject to acceptance, within 120 days of the Grant Date, by electronic acceptance through the website of UBS, the Company’s stock plan administrator. Failure to accept the PSUs within 120 days of the Grant Date may result in cancellation of the PSUs.

Signed for and on behalf of the Company:

_/s/ Michael W. Lamach_________________________________
Michael W. Lamach
Chairman and CEO
Trane Technologies plc

This document constitutes part of a prospectus covering securities that have been registered under the U.S. Securities Act of 1933.

Appendix A
to
Global Performance Stock Unit Award Agreement
For the 2021 – 2023 Performance Period

[To be completed at time of award]

Appendix B
to

Trane Technologies plc
Incentive Stock Plan of 2018

Global Performance Stock Unit Award Agreement
For the 2021 – 2023 Performance Period
Country-Specific Provisions

This Appendix B includes special terms and conditions applicable to Participant if Participant resides and/or works in one of the countries listed below. These terms and conditions supplement or replace (as indicated) the terms and conditions set forth in the Award Agreement. Unless otherwise defined herein, the terms defined in the Plan or the Award Agreement, as applicable, shall have the same meanings in this Appendix B.
This Appendix B also includes information relating to exchange control, foreign asset and/or account reporting and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of December 2020. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the PSUs vest or the Shares acquired under the Plan are sold.

In addition, the information is general in nature and may not apply to Participant’s particular situation. The Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, or if Participant transfers employment or residency to another country after the PSUs are granted, the information contained herein may not be applicable to Participant. The Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.

Provisions Applicable to All Non-U.S. Countries
1.Nature of Grant. In accepting the PSUs, Participant acknowledges, understands and agrees that:
a.the Plan is established voluntarily by the Company, it is discretionary in nature and it may be amended, altered or discontinued by the Company at any time, to the extent permitted by the Plan;
b.the grant of the PSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of performance stock units, or benefits in lieu of performance stock units, even if performance stock units have been granted in the past;
c.all decisions with respect to future performance stock unit grants, if any, will be at the sole discretion of the Company;
d.Participant is voluntarily participating in the Plan;

e.the PSUs and the Shares subject to the PSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
f.the PSUs and the Shares subject to the PSUs, and the income from and value of the same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
g.unless otherwise agreed with the Company, the PSU and the Shares subject to the PSU, and the income from and value of same, are not granted as consideration for, or in connection with, services Participant may provide as a director of an Affiliate;
h.the PSU grant and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Affiliate and will not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate Participant’s employment or service relationship (if any).
i.the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
j.no claim or entitlement to compensation or damages shall arise from forfeiture of the PSUs resulting from Participant ceasing to provide employment or other services to the Company, the Employer, or any Affiliate (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) or from cancellation of the PSUs or recoupment of any financial gain resulting from the PSUs as described in Section 6 of the Performance Stock Unit Award Agreement;
k.in the event of termination of Participant’s employment or other services (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), Participant’s right to receive or vest in the PSUs under the Plan, if any, will terminate effective as of the date that Participant is no longer actively providing services, or will be measured with reference to such date in the case of a Group Termination Event (or other termination described in Section 3(b) of the Performance Stock Unit Award Agreement), Involuntary Loss of Job, Retirement, or termination by reason of death or Disability, and will not be extended by any notice period (e.g., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this PSU grant (including whether Participant may still be considered to be providing services while on approved leave of absence);
l.unless otherwise provided in the Plan or by the Company, in its discretion, the PSUs and the benefits evidenced by this Award Agreement do not create any entitlement to have the PSUs or any such benefits transferred to, or assumed by another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
m.neither the Company, nor the Employer nor any Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the PSUs or of any amounts due to Participant pursuant to the settlement of the PSUs or the subsequent sale of any Shares acquired upon settlement.

2.Data Privacy Provisions Applicable to Participants Outside the EEA+ (as defined below).
Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in the Award Agreement and any other PSU grant materials by and among, as applicable, the Employer, the Company and any Affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, passport number, social insurance number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all PSUs or any other entitlement to shares of stock awarded, purchased, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
Participant understands that Data may be transferred to UBS, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative. Participant authorizes the Company, UBS and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, Participant’s employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant PSUs or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
3.Data Privacy Provisions Applicable to Participants in the European Union/European Economic Area/Switzerland/United Kingdom (“EEA+”).
a.Participant is hereby notified of the collection, use and transfer, as described in this Award Agreement, in electronic or other form, of his or her Personal Data (defined below) by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive and legitimate purpose of implementing, administering and managing Participant’s participation in the Plan.

b.Participant understands that the Company and the Employer hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”), for the purpose of implementing, administering and managing the Plan.
c.Participant understands that providing the Company with this Personal Data is necessary for the performance of this Award Agreement and that Participant’s refusal to provide the Personal Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. Participant’s Personal Data shall be accessible within the Company only by the persons specifically charged with Personal Data processing operations and by the persons that need to access the Personal Data because of their duties and position in relation to the performance of this Award Agreement.
d.The Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant may, at any time and without cost, contact Makila Scruggs, Global Data Protection and Privacy Officer at globalprivacyoffice@tranetechnologies.com to enforce his or her rights under the data protection laws in Participant’s country, which may include the right to (i) request access or copies of Personal Data subject to processing; (ii) request rectification of incorrect Personal Data; (iii) request deletion of Personal Data; (iv) request restriction on processing of Personal Data; (v) request portability of Personal Data; (vi) lodge complaints with competent authorities in Participant’s country; and/or (vii) request a list with the names and addresses of any potential recipients of Personal Data.
e.The Company provides appropriate safeguards for protecting Personal Data that it receives in the U.S. through its adherence to all applicable Personal Data protection requirements, including EU Standard Contractual Clauses, where applicable. Participant understands that the Company will transfer Personal Data to UBS Financial Services Inc. at 1000 Harbor Boulevard, Weehawken, NJ 07086, U.S.A. and/or such other third parties as may be selected by the Company, which are assisting the Company with the implementation, administration and management of the Plan and may transfer the Personal Data to certain other third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom Participant may elect to deposit any Shares acquired upon settlement of the PSUs.
f.Participant understands that these recipients, which may receive, use, retain and transfer Personal Data, may be located in Participant’s country or elsewhere, including outside the European Economic Area (e.g., the United States), and that the recipient’s country may have different data privacy laws and protections than Participant’s country. When transferring Personal Data to these recipients, the Company provides appropriate safeguards in accordance with all applicable Personal Data protection requirements, as described above. Participant may send any questions regarding these safeguards to Makila Scruggs, Global Data Protection and Privacy Officer at globaldataprivacyoffice@tranetechnologies.com.
g.Finally, the processing activity is necessary for the legitimate purposes of providing the Plan to Participant. Participant may choose to opt out of allowing the Company to share his or her Personal Data with the stock plan service provider and others as described above, although execution of such choice may affect Participant’s ability to participate in the Plan. For questions about this choice or to make this choice, Participant should contact Makila Scruggs, Global Data Protection and Privacy Officer at globaldataprivacyoffice@tranetechnologies.com.
4.Language. Participant acknowledges that Participant is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Award Agreement. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
Australia
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).

Offer Document.

This offer document sets out information regarding the grant of PSUs to Australian-resident employees and directors of the Company and its Affiliates and is provided by the Company to ensure compliance of the Plan with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.

In addition to the information set out in the Performance Stock Unit Award Agreement (including this Appendix), Participant is also being provided with copies of the following documents:

1)the Plan;

2)the U.S. prospectus for the Plan; and

3)the Employee Information Supplement for Australia

(collectively, the “Additional Documents”).

The Additional Documents provide further information to help Participant make an informed investment decision about participating in the Plan. Neither the Plan nor the U.S. prospectus for the Plan is a prospectus for the purposes of the Corporations Act 2001, and they have not been modified for Australia.

Participant should not rely upon any oral statements made in relation to this offer. Participant should rely only upon the statements contained in the Performance Stock Unit Award Agreement and the Additional Documents when considering participation in the Plan.

Securities Law Information.

Investment in Shares involves a degree of risk. Participants who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of Shares under the Plan as set out in the Performance Stock Unit Award Agreement and the Additional Documents.

The information contained in this offer is general information only. It is not advice or information that takes into account Participant's objectives, financial situation and needs.

Participants should consider obtaining their own financial product advice from an independent person who is licensed by ASIC to give such advice.

Additional Risk Factors for Australian Residents.

Participants should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of Shares. For example, the price at which the Company's ordinary shares are quoted on the New York Stock Exchange may increase or decrease due to a number of factors. There is no guarantee that the price of the ordinary shares will increase. Factors which may affect the price of ordinary shares include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

In addition, Participants should be aware that the Australian dollar value of any Shares acquired under the Plan will be affected by the U.S. dollar/Australian dollar exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

Ordinary Shares.

Ordinary shares of an Irish public limited company are analogous to ordinary shares of an Australian corporation. Each holder of the ordinary shares is entitled to one vote for every share held.

Under Irish law, dividends and distributions may only be made from “distributable reserves.” Distributable reserves, broadly, means the accumulated realized profits of the Company less accumulated realized losses. In addition, no distribution or dividend may be made unless the Company’s net assets are equal to, or in excess of, the aggregate of its share capital which has been paid up or which is payable in the future plus undistributable reserves and the distribution does not reduce the Company’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which the Company’s net unrealized profits and any other reserve which the Company is prohibited from distributing.

The determination as to whether or not the Company has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of the Company. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Acts and Generally Accepted Accounting Principles in Ireland, which give a “true and fair view” of the Company’s unconsolidated financial position. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

The mechanism as to who declares a dividend and when a dividend becomes payable is governed by the Company’s articles of association. The articles of association authorize the directors to declare such dividends as appear justified from the Company’s profits without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends declared by directors or shareholders may be paid in the form of assets, shares or cash.

The Company’s directors may deduct from any dividend payable to any shareholders all sums of money (if any) payable by such shareholder in relation to the Company’s shares.

The Company’s directors are also entitled to issue shares with preferred rights to participate in dividends declared by the Company. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Ascertaining the Market Price of the Shares
Participant may ascertain the current market price of the Company’s ordinary shares as traded on the New York Stock Exchange in the United States of America at http://www.nyse.com under the symbol “TT.” The Australian dollar equivalent of that price can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.
This is not a prediction of what the market price of the Company’s ordinary shares will be on any applicable vesting date or when Shares are issued to Participant or of the applicable exchange rate at such time.

Belgium

Vesting and Issuance of Shares; Dividend Equivalents. This provision replaces Section 3(d) of the Performance Stock Unit Award Agreement:
If Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”) a pro-rated number of Shares, based on the fulfillment of the performance vesting conditions as measured at the end of the Performance Period and determined by the Committee in Section 3(h) below and the number of days during the Performance Period that Participant was actively employed by the Company or an Affiliate, shall vest; provided however, that in the event a Participant terminates pursuant to this Section 3(d) and commences full-time employment with another employer (other than with a not-for-profit organization) following this Retirement (to the extent determined in the sole discretion of the Company), all unvested PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents. For the avoidance of any doubt, the provisions contained in Sections 3(b), (c) and (e) shall prevail over the provisions contained in this Section 3(d) without regard to whether a Participant meets the eligibility requirements of a Retirement as of the date of Participant’s employment termination.
Foreign Asset / Account Reporting Information. Participant is required to report any bank or brokerage accounts held outside of Belgium in his or her annual tax return. In a separate report, Participant is required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

Canada
Vesting and Issuance of Shares; Dividend Equivalents. This provision supplements Section 3 of the Performance Stock Unit Award Agreement:

The grant of the PSUs does not provide any right for Participant to receive a cash payment and the PSUs will be settled in Shares only.

Termination of Employment. This provision replaces Section 1(k) of Appendix B:
For purposes of the PSUs, Participant's employment will terminate on, and Participant's right (if any) to earn, seek damages in lieu of, vest in or otherwise benefit from any portion of the PSUs pursuant to this Award Agreement will be measured by, the date that is the earlier of:
i.the date Participant's employment with the Employer is terminated for any reason; and
ii.the date Participant receives written notice of termination from the Employer;
regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. For greater certainty, Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which Participant's right to vest terminates, nor will Participant be entitled to any compensation for lost vesting.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, Participant's right to vest in the PSUs, if any, will terminate effective upon the expiry of the minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the statutory notice period, nor will Participant be entitled to any compensation for lost vesting. In any event, if employment standards legislation explicitly requires continued vesting during a statutory notice period, then any additional vesting provided under Section 3 of the Performance Stock Unit Award Agreement is deemed to be inclusive of any entitlements that arise during the applicable statutory notice period.

Securities Law Information. Participant is permitted to sell Shares acquired under the Plan through UBS or such other broker designated under the Plan, provided that the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Company’s ordinary shares are currently traded on the New York Stock Exchange which is located outside of Canada, under the ticker symbol “TT” and Shares acquired under the Plan may be sold through this exchange.

Foreign Asset / Account Reporting Information. Foreign specified property, including Shares and rights to Shares (e.g., PSUs), held by a Canadian resident must be reported annually on Form T1135 (Foreign Income Verification Statement) if the total cost of such foreign specified property exceeds C$100,000 at any time during the year. If applicable, Form T1135 is due by April 30th of the following year. PSUs must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because of other foreign specified property held by the resident. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are owned, this ACB may have to be averaged with the ACB of the other Shares. Participant is responsible for ensuring his or her compliance with any applicable reporting obligations and should speak to his or her personal legal advisor on this matter.

The following provisions will apply to Participant if he or she is a resident of Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir expressément souhaité que la convention («Award Agreement»), ainsi que tous les documents, avis et procédures judiciares, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy. This provision supplements the above Section 2 of the Appendix “Data Privacy Provisions Applicable to Participants Outside the EEA+:”

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, its Affiliates and UBS (or any other stock plan service provider that may be selected by the Company to assist with the Plan) to disclose and discuss the Plan with their respective advisors. Participant further authorizes the Company and its Affiliates to record such information and to keep such information in Participant’s employee file.

China

Vesting and Issuance of Shares; Dividend Equivalents. The following provisions supplement or replace certain sections of Section 3 of the Performance Stock Unit Award Agreement, as indicated.

This provision supplements Section 3 of the Performance Stock Unit Award Agreement:

Notwithstanding any provision to the contrary in this Award Agreement, no PSUs shall vest and no Shares shall be issued to Participant unless and until all necessary approvals from the PRC State Administration of Foreign Exchange or its local counterpart (“SAFE”) have been obtained and maintained under applicable exchange control rules, as determined by the Company in its sole discretion.

To facilitate compliance with any applicable laws or regulations in China, Participant also agrees and acknowledges that the Company (or a brokerage firm instructed by the Company, if applicable) is entitled to (i) immediately sell all Shares issued to Participant at vesting (on Participant’s behalf and at Participant’s direction pursuant to this authorization) at the time of settlement, or when Participant’s employment with the Employer, the Company, or an Affiliate terminates, or at any other time the Company determines is necessary or advisable, and/or (ii) require that any Shares acquired under the Plan be held with a Company-designated broker until such shares are sold.

Without limiting the foregoing, if Participant’s employment with the Company, the Employer, or an Affiliate terminates, any Shares held or acquired by Participant (or, in circumstances where Participant’s employment is terminated due to death, by Participant’s estate or the person(s) who acquired the right to the Shares under applicable law) must be sold prior to the last trading day of the six (6) month period following the date Participant’s employment terminates. If the Shares have not been sold by such date, the Company’s designated broker will automatically sell all Shares on the last trading day of the six (6) month period following such termination of employment (on Participant’s behalf and at Participant’s direction pursuant to this authorization). Participant agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated brokerage firm) to effectuate the sale of the Shares and acknowledges that neither the Company nor the designated brokerage firm is under any obligation to arrange for such sale of the Shares at any particular price (it being understood that the sale will occur at the then-current market price) and that broker’s fees or commissions may be incurred in any such sale. In any event, when the Shares acquired under the Plan are sold, the proceeds of the sale of the Shares, less any Tax-Related Items and broker’s fees or commissions, will be remitted to Participant in accordance with applicable exchange control laws and regulations.

These provisions replace Section 3(b), 3(d), 3(e), and 3(h) of the Performance Stock Unit Award Agreement, as applicable:

(b)    If Participant’s employment terminates involuntarily by reason of (i) a group termination (including, but not limited to, terminations resulting from sale of a business or division, outsourcing of an entire function, reduction in workforce or closing of a facility) (a “Group Termination Event”) or (ii) job elimination, substantial change in the nature of Participant’s position or job relocation, then a pro-rated number of Shares, determined in accordance with Section 3(g) below, shall vest on the date of such termination of employment based on the fulfillment of the performance vesting conditions at target level of performance; provided, however, that if such termination occurs during the final calendar quarter of the Performance Period, then a pro-rated number of Shares, determined in accordance with Section 3(g) below, shall vest on the Determination Date (as defined in Section 3(h)) based on the fulfillment of the performance vesting conditions as measured at the end of the Performance Period and determined by the Committee as provided in Section 3(h) below. All other PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents. In the event Participant’s employer ceases to be an Affiliate (as defined in the Plan) as a result of a Major Restructuring, this will not constitute a Group Termination Event.

(d)    If Participant’s employment terminates after attainment of age 55 with at least 5 years of service with the Company and any Affiliate (“Retirement”), then a pro-rated number of Shares, determined in accordance with Section 3(g) below, shall vest on the date of the Participant’s Retirement based on the fulfillment of the performance vesting conditions at target level of performance; provided, however, that (i) if such termination occurs during the final calendar quarter of the Performance Period, then a pro-rated number of Shares, determined in accordance with Section 3(g) below, shall vest on the Determination Date based on the fulfillment of the performance vesting conditions as measured at the end of the Performance Period and determined by the Committee in Section 3(h) below and (ii) in the event a Participant terminates pursuant to this Section 3(d) and commences full-time employment with another employer (other than with a not-for-profit organization) following this Retirement but on or before the Determination Date (to the extent determined in the sole discretion of the Company), all unvested PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents. For the avoidance of any doubt, the provisions contained in Sections 3(b), (c) or (e) shall prevail over the provisions contained in this Section 3(d) without regard to whether a Participant meets the eligibility requirements of a Retirement as of the date of the Participant’s employment termination. Furthermore, for the avoidance of doubt, service with the Company or any of its Affiliates while the Company was known by the name Ingersoll-Rand plc shall be deemed service with the Company and its Affiliates for purposes of this Section 3(d).

(e)    If Participant’s employment terminates due to an Involuntary Loss of Job that occurs between the Grant Date and the first anniversary of completion of a Major Restructuring, then a pro-rated number of Shares, determined in accordance with Section 3(g) below, shall vest on the date of such termination of employment based on the fulfillment of the performance vesting conditions at target level of performance; provided, however, that if such termination occurs during the final calendar quarter of the Performance Period, then a pro-rated number of Shares, determined in accordance with Section 3(g) below, shall vest on the Determination Date based on the fulfillment of the performance vesting conditions as measured at the end of the Performance Period and determined by the Committee in Section 3(h) below. All other PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents.

(h)    (i) If Participant’s employment terminates in the circumstances set forth in Sections 3(b), (d) or (e) above prior to the final calendar quarter of the Performance Period, the following will apply: As soon as practicable after such termination of employment, the Company shall cause to be issued to Participant Shares with respect to any PSUs that became vested pursuant to Sections 3(b), (d) or (e), as applicable.
    (ii) If Participant’s employment terminates in the circumstances set forth in Sections 3(b), (d) or (e) above during the final calendar quarter of the Performance Period, the following will apply: On a date as soon as practicable following the end of the Performance Period, the Committee shall determine the extent to which the performance vesting conditions set forth in Appendix A have been met (the “Determination Date”). As soon as practicable after the Determination Date, the Company shall cause to be issued to Participant Shares with respect to any PSUs that became vested on the Determination Date. Notwithstanding the foregoing, the Committee has the sole discretion to make adjustments to the award amount determined pursuant to Appendix A, including an adjustment such that no Shares are issued to Participant, regardless of the fulfillment of the performance vesting conditions set forth in Appendix A.
    (iii) All Shares issued pursuant to this Section 3(h) shall be fully paid and non-assessable. Participant will not have any of the rights or privileges of a shareholder of the Company in respect of any Shares subject to the PSUs unless and until such Shares have been issued to Participant.

Exchange Control Restrictions. Participant understands and agrees that, if he or she is a PRC national and subject to exchange control restrictions in China, he or she will be required to immediately repatriate the proceeds of the sale of Shares and any cash dividends or Dividend Equivalents to China. Participant further understands that the repatriation of such funds may need to be effected through a special exchange control account established by the Company or an Affiliate and he or she hereby consents and agrees that such funds may be transferred to such special account prior to being delivered to Participant’s personal account. Participant also understands that the Company will deliver any sale proceeds, cash dividends or Dividend Equivalents to Participant as soon as practicable, but that there may be delays in distributing the funds due to exchange control requirements in China. Proceeds may be paid to Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, Participant will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, the Company is under no obligation to secure any particular currency conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions, and Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time (i) the Tax-Related Items are converted to local currency and remitted to the tax authorities and/or (ii) the net proceeds are converted to local currency and distributed to Participant. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Exchange Control Information. PRC residents are required to report to SAFE details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. Under these rules, Participant may be subject to reporting obligations for the PSUs, Shares acquired under the Plan and Plan-related transactions. Participant should consult his or her personal legal advisor for further information about this requirement.

Hong Kong
Vesting and Issuance of Shares; Dividend Equivalents. This provision supplements Section 1(i) of the Performance Stock Unit Award Agreement:

In the event any Shares are issued to Participant within six months of the Grant Date, Participant agrees not to sell any shares acquired upon vesting of the PSUs prior to the six-month anniversary of the Grant Date.

Securities Law Information. WARNING: The PSUs and the Shares issued upon vesting of the PSUs do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Affiliates. The Award Agreement, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. Participant should exercise caution in relation to the offer. If Participant has any questions about any of the contents of the Award Agreement or the Plan, he or she should obtain independent professional advice.

India
Exchange Control Information. Any proceeds from the sale of Shares acquired under the Plan must be repatriated to India within specified timeframes as required under applicable regulations. Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where he or she deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Asset / Account Reporting Information. Participant is required to declare foreign bank accounts and any foreign financial assets (including Shares acquired under the Plan and, possibly, PSUs) in Participant’s annual tax return.

Ireland
Vesting and Issuance of Shares; Dividend Equivalents. This provision replaces Section 3(d) of the Performance Stock Unit Award Agreement:
If Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”) a pro-rated number of Shares, based on the fulfillment of the performance vesting conditions as measured at the end of the Performance Period and determined by the Committee in Section 3(h) below and the number of days during the Performance Period that Participant was actively employed by the Company or an Affiliate, shall vest; provided however, that in the event a Participant terminates pursuant to this Section 3(d) and commences full-time employment with another employer (other than with a not-for-profit organization) following this Retirement (to the extent determined in the sole discretion of the Company), all unvested PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents. For the avoidance of any doubt, the provisions contained in Sections 3(b), (c) and (e) shall prevail over the provisions contained in this Section 3(d) without regard to whether a Participant meets the eligibility requirements of a Retirement as of the date of Participant’s employment termination.
Director Notification Requirement. If Participant is a director, shadow director1 or secretary of the Company or an Irish Affiliate and has a 1% or more shareholding interest in the Company, he or she must notify the Company or the Irish Affiliate, as applicable, in writing when he or she receives or disposes of an interest in the Company (e.g., PSUs, Shares, etc.), when he or she becomes aware of the event giving rise to the notification requirement, or when he or she becomes a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or minor children (whose interests will be attributed to the director, shadow director or secretary).

Mexico
Labor Law Policy and Acknowledgment. In accepting the PSUs, Participant expressly recognizes that Trane Technologies plc, with registered offices at 170/175 Lakeview Drive, Airside Business Park, Swords, Co. Dublin, Ireland, is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis and Participant’s sole Employer is a Mexican Subsidiary or Affiliate of the Company (“Trane Mexico”). Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that Participant may derive from his or her participation in the Plan do not establish any rights between Participant and Trane Mexico, and do not form part of the employment conditions and/or benefits provided by Trane Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.
Participant further understands that his or her participation in the Plan is a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.
Finally, Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to the Company, its Affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
Política de la Ley Laboral y Reconocimiento. Aceptando este premio (PSUs), el Participante reconoce expresamente que Trane Technologies plc, con oficinas registradas ubicadas en 170/175 Lakeview Drive, Airside Business Park, Swords, Co. Dublin, Ireland, es el único responsable de la administración del Plan y que participación del Participante en el mismo y la adquisición de Acciones no constituye de ninguna manera una relación laboral entre el Participante y la Compañía, debido a que la participación de esa persona en el Plan deriva únicamente de una relación comercial y el único Patrón del participante es una Subsidiaria o Afiliada Mexicana de la Compañía (“Trane México”). Derivado de lo anterior, el Participante reconoce expresamente que el Plan y los beneficios que pudieran derivar para el Participante por su participación en el mismo, no establecen ningún derecho entre el Participante e Trane México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por Trane México, y cualquier
1 A shadow director is an individual who is not on the board of directors of the Company or the Irish Affiliate but who has sufficient control so that the board of directors of the Company or the Irish Affiliate, as applicable, acts in accordance with the directions and instructions of the individual.

modificación al Plan o la terminación del mismo de ninguna manera podrá ser interpretada como una modificación o desmejora de los términos y condiciones de trabajo del Participante.
Asimismo, el Participante reconoce que su participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía, por lo tanto, la Compañía se reserva el derecho absoluto para modificar y/o discontinuar la participación del Participante en cualquier momento, sin ninguna responsabilidad hacia el Participante.
Finalmente el Participante manifiesta que no se reserva ninguna acción o derecho que ejercitar en contra dela Compañía, por cualquier compensación o daños o perjuicios en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia exime amplia y completamente a la Compañía, sus Afiliadas, sucursales, oficinas de representación, sus accionistas, administradores, agentes y representantes legales con respecto a cualquier reclamo que pudiera surgir.
Securities Law Information. The PSUs and the Shares offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Award Agreement and any other document relating to the PSUs may not be publicly distributed in Mexico. These materials are addressed to Participant only because of Participant’s existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Trane Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
Singapore
Securities Law Information. The grant of the PSUs is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the PSUs are subject to section 257 of the SFA and Participant should not make any subsequent sale of the Shares in Singapore or any offer of such subsequent sale of the Shares subject to the PSUs in Singapore, unless such sale or offer in is made (i) six months or more after the Grant Date, (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to and in accordance with the conditions of any applicable provision of the SFA. The Shares are currently traded on the New York Stock Exchange, which is located outside of Singapore, under the ticker symbol “TT” and Shares acquired under the Plan may be sold through this exchange.

Director Notification Requirement. If Participant is a director (including an alternate, substitute, or shadow director2) of a Singapore Affiliate, he or she is subject to certain notification requirements under the Singapore Companies Act, regardless of whether he or she is a Singapore resident or employed in Singapore. Among these requirements is the obligation to notify the Singapore Affiliate in writing when Participant receives or disposes of an interest (e.g., PSUs, Shares) in the Company or an Affiliate. These notifications must be made within two (2) business days of acquiring or disposing of any interest in the Company or any Affiliate or within two (2) business days of becoming a director if such an interest exists at that time. Participant understands that if he or she is the Chief Executive Officer (“CEO”) of a Singapore
2 A shadow director is an individual who is not on the board of directors of the Singapore Affiliate but who has sufficient control so that the board of directors of the Singapore Affiliate acts in accordance with the directions and instructions of the individual.

Affiliate and the above notification requirements are determined to apply to the CEO of a Singapore Affiliate, the above notification requirements also may apply to Participant.

Thailand
Exchange Control Information. If the proceeds from the sale of Shares or any cash dividends or Dividend Equivalents received in relation to the Shares exceed US$1,000,000, Participant must (i) immediately repatriate such funds to Thailand and (ii) report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form. In addition, within 360 days of repatriation, Participant must convert any funds repatriated to Thailand to Thai Baht or deposit the funds in a foreign exchange account with a Thai bank.

United Arab Emirates
Securities Law Information. The Award Agreement, the Plan and other incidental communication materials related to the PSUs are intended for distribution only to employees of the Company and its Affiliates for the purposes of an incentive scheme.

The Emirates Securities and Commodities Authority and the Central Bank have no responsibility for reviewing or verifying any documents in connection with this statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it.

The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.

If Participant does not understand the contents of the Award Agreement or the Plan, he or she should consult an authorized financial adviser.

United States

Foreign Asset / Account Reporting Information. Under the Foreign Account Tax Compliance Act (“FATCA”), United States taxpayers who hold Shares or rights to acquire Shares (i.e., PSUs) may be required to report certain information related to their holdings to the extent the aggregate value of the PSUs/Shares exceeds certain thresholds (depending on Participant’s filing status) with Participant’s annual tax return. Participant should consult with his personal tax or legal advisor regarding any FATCA reporting requirements with respect to the PSUs or any Shares acquired under the PSUs.

In addition, Report of Foreign Bank and Financial Account (“FBAR”) requirements may also apply to Participant if Participants hold assets, such as Shares, outside the U.S.